Exhibit 99.1

For Immediate Release                                                                      Media Contact:     Donna Pullen (803) 765-4558

Analyst Contact: John C. Pollok (803) 765-4628

First Financial Holdings, Inc. Reports Record 2013 Operating Earnings of $63.5 million Declares Quarterly Cash Dividend

COLUMBIA, S.C.—January 28, 2014—First Financial Holdings, Inc. (NASDAQ: SCBT) today released its unaudited results of operations and other financial information for the three-month period and year ended December 31, 2013.  Highlights of 2013 include the following:

•                  Net income available to common shareholders of $13.2 million, or $0.55 diluted EPS in 4Q 2013, up 5.7%, compared to $11.5 million, or $0.52 diluted EPS in 3Q 2013, and up 44.7% from $5.9 million, or $0.38 diluted EPS in 4Q 2012;

•                  Diluted EPS for YTD 2013 was $2.38, up 17.2%, compared to $2.03 in 2012, operating diluted EPS was $3.16, up 26.9%, compared to $2.49 in 2012;

•                  Operating earnings of $19.3 million, which exclude merger expenses and include preferred stock dividends, or $0.80 diluted EPS in 4Q 2013 compared to $18.8 million, or $0.85 diluted EPS in 3Q 2013 and $11.1 million, or $0.72 diluted EPS in 4Q 2012;

•                  Return on average assets was 0.70% annualized in 4Q 2013 compared to 0.66% in 3Q 2013 and 0.52% in 4Q 2012;  Operating return on average assets was 1.00% annualized in 4Q 2013 compared to 1.07% in 3Q 2013 and 0.98% in 4Q 2012;

•                  Net charge-offs of non-acquired loans decreased to 0.26% annualized in 4Q 2013, compared to 0.45% annualized in 3Q 2013 and 0.64% annualized in 4Q 2012;

•                  Legacy loan growth for 4Q 2013 was $124.0 million or 18.1% annualized and for the year legacy loan growth was $294.2 million or 11.4% in all categories; and

•                  Core deposit growth, excluding CDs and legacy First Financial merger, up $78.0 million or 9.5% annualized in 4Q 2013 and $121.0 or 3.7% for the year.  Including legacy First Financial, core deposit growth was $44.0 million, or 3.5% annualized from 3Q 2013.

Quarterly Cash Dividend

The Board of Directors of First Financial Holdings, Inc. has declared a quarterly cash dividend of $0.19 per share payable on its common stock. This per share amount is equal to the dividend paid in the immediately preceding quarter and is $0.01 per share, or 5.6%, higher than a year ago.  The dividend will be payable on February 21, 2014 to shareholders of record as of February 14, 2014.

Fourth Quarter 2013 Financial Performance

Please refer to the accompanying tables for detailed comparative data on results of operations and financial results.

The Company reported consolidated net income available to common shareholders of $13.2 million, or $0.55 per diluted common share for the three months ended December 31, 2013 up from $11.5 million, or $0.52 per diluted common share for the three months ended September 30, 2013.  Driving this increase from the third quarter was the following:

•                  an increase in net interest income primarily the result of the full quarter impact of legacy First Financial after the merger;

•                  continued improvement in asset quality resulting in no non-acquired provision for loan losses;

•                  an increase in noninterest income primarily the result of the full quarter impact of legacy First Financial after the merger;

•                  a decrease in the effective tax rate to 34% from 36.1%; partially offset by

•                  an increase in noninterest expense primarily the result of the full quarter impact of legacy First Financial after the merger.

“We are pleased to report record operating earnings per share for the year, which increased 26.9% to $3.16,” said Robert R. Hill, Jr. CEO of First Financial Holdings, Inc.  “I am also pleased with the total return to our shareholders for 2013, which was over 67%.  This was certainly a transformational year for our company.  While the merger with First Financial has created a lot of momentum, I am also pleased with the non-merger related performance.  Asset quality improved significantly with many of our credit metrics returning to pre-downturn levels, our organic loan and deposit growth was exceptional with 11% organic loan growth for the year, and we continued to add talent to the team, which only makes us stronger. We are also on track with our merger integration and achieving our efficiency targets.  We experienced a mortgage volume decline this quarter as a result of the rising rate environment, and saw some margin compression linked quarter.  Overall, 2013 was a record year for our company. With our merger integration going well and our branding change scheduled for this summer, we are optimistic about the opportunities in 2014.”

Asset Quality

During the fourth quarter of 2013, SCBT continued to experience improvement in asset quality, excluding acquired loans and acquired other real estate owned (OREO), as nonperforming loans declined by $7.3 million, or 14.7%, and classified assets declined by $15.3 million, or 13.8% from the third quarter of 2013.  Classified assets declined by $47.2 million during 2013, or 32.9%.  Non-acquired nonperforming assets (NPAs) as a percentage of total non-acquired loans and repossessed assets declined to 1.94% compared to 2.40% in the third quarter of 2013.  NPAs, excluding acquired NPAs, declined by $10.4 million from the third quarter 2013 level.  In addition, 30-89 day past due non-acquired loans declined by $1.3 million during the fourth quarter of 2013 as compared to the third quarter of 2013.

At December 31, 2013, the allowance for non-acquired loan losses was $34.3 million or 1.20% of non-acquired period-end loans.  The current allowance for loan losses provides 0.81 times coverage of period-end non-acquired nonperforming loans, up from 0.73 times at the end of the third quarter of 2013.  Net charge-offs within the non-acquired portfolio were $1.8 million for the quarter or 0.26% annualized, down from the third quarter of 2013 of $3.0 million or 0.45% annualized and down from the fourth quarter of 2012 of $4.1 million or 0.64% annualized.  For the year, SCBT’s net charge-offs totaled $11.1 million, or 0.41%, compared to $18.2 million, or 0.73%, in 2012.

OREO costs increased $914,000 from the third quarter to $4.3 million for the fourth quarter of 2013.  This increase was the result of approximately $300,000 in additional write downs on commercial OREO, a full quarter of carrying cost on the OREO acquired in the First Financial merger, and an increase in the carrying cost on the all other OREO assets, (including property taxes, insurance, appraisals, and legal cost).

Net Interest Income and Margin

Non-taxable equivalent net interest income was $84.4 million for the fourth quarter of 2013, a $4.7 million increase from the third quarter, resulting from the following:

1.              A $455.7 million increase in the average balance of acquired loans from the third quarter of 2013 resulting from the full quarter impact of FFCH acquired loans;

2.              An increase in non-acquired loans and resulting yield contributed $1.3 million in additional interest income; partially offset by

3.              A decrease of 72 basis points in the yield on acquired loans due to the lower yielding First Financial acquired loans and the full quarter impact.

Tax-equivalent net interest margin decreased 20 basis points from the third quarter of 2013 and increased slightly by 3 basis points from the fourth quarter of 2012.  The Company’s average yield on interest-earning assets decreased 19 basis points while the average rate on interest-bearing liabilities remained flat from the third quarter of 2013.  During the fourth quarter of 2013, the Company’s average total assets increased to approximately $8.0 billion and average earning assets increased to $6.9 billion.  The growth in average earning assets was supported by growth in average interest-bearing liabilities of more than $458.0 million.

Noninterest Income and Expense

Noninterest income was $20.7 million in the fourth quarter of 2013, up $5.5 million from the third quarter of 2013 and up $9.8 million from fourth quarter of 2012.  The increase from the third quarter of 2013 was driven by impact of a full quarter of First Federal customer-oriented noninterest income which includes service charges, bankcard services, mortgage banking income, and trust and investment services.   Noninterest income grew significantly by $9.8 million increase from fourth quarter of 2012 due to The Savannah Bancorp, Inc. and First Financial acquisitions.  The increases were partially offset by lower mortgage banking income due to the decline in the mortgage pipeline and reduced gains from loans sold in the secondary market, and a decline in the fair value of the hedges related to mortgage banking activity.  In addition the negative accretion on the FDIC indemnification asset in the third quarter was $7.4 million, $882,000 more than the fourth quarter of 2012, but $196,000 less than the third quarter of 2013.  The increase in negative accretion was the result of the reduction of expected cash flows from the indemnification asset related to certain pools of acquired loans which had improved estimated cash flows.  Other noninterest income increased from the third quarter of 2013 by $1.6 million and from the fourth quarter of 2012 by $2.5 million, due primarily to an increase in recoveries from acquired assets and from the full quarter contribution from the FFCH merger.

Noninterest expense was $83.9 million in the fourth quarter of 2013, up from $75.4 million from the third quarter.  This increase from the third quarter of 2013 was primarily due to the impact of full quarter of FFCH operational cost of $24.8 million for the fourth quarter of 2013, up from $18.7 million for the third quarter of 2013 (66 days of FFCH operations).  The efficiency ratio for the quarter was 79.2%, up from 78.7% in the third quarter.  Our operational efficiency ratio, which excludes merger expenses and OREO related expenses, was 66.3% compared to 64.3% in the third quarter.

Balance Sheet and Capital

At the end of the year, SCBT’s total assets were $7.9 billion, up from $5.1 billion at December 31, 2012, and down from $8.0 billion at September 30, 2013.  Since December 31, 2012, the Company’s balance sheet has grown by more than 54%.  Asset growth is evident in every line item due to the FFCH merger except OREO and FDIC receivable for loss share agreements and loans held for sale.  During the fourth quarter of 2013, the Company purchased $205.9 million in GSEs and mortgage backed securities. Offsetting this increase were decreases in cash and cash equivalents by $165.7 million, all loans net of the allowance by $42.0 million, loans held for sale by $21.9 million and the FDIC receivable by $21.8 million.

The Company’s book value per share increased to $40.72 per share at December 31, 2013, compared to $40.31 at September 30, 2013.  Capital increased by $11.4 million due primarily to net income available to common shareholder of $13.2 million, which was partially offset by $4.6 million in dividends paid to our shareholders.  Tangible book value (“TBV”) per share increased by $0.59 per share to $22.35 at December 31, 2013 from $21.76 at September 30, 2013 due primarily to the capital increases described above.  In addition, tangible common equity to tangible assets increased to 7.13% at December 31, 2013 up from 6.85% at the end of the third quarter.

The total risk-based capital ratio is estimated to be around 14.3% consistent with the third quarter of 2013.  Tier 1 leverage ratio decreased to approximately 9.1% from 10.1% at September 30, 2013.  The decline is driven by a $763.2 million increase in average total assets due to including a full quarter of FFCH assets in the average balance.  The Company’s capital position remains “well-capitalized” by all measures at December 31, 2013.

“We continued to reposition our balance sheet during the quarter as we increased our investment securities portfolio to almost $800.0 million, and our growth in the non-acquired loan portfolio during the quarter was also encouraging as we move into 2014,” said John C. Pollok, COO and CFO.  “The asset quality overall continues to improve and the quality of the acquired loan portfolio continues to reflect declines in riskier assets.”

First Financial Holdings, Inc. will hold a conference call on January 28th at 11 a.m. ET during which management will review earnings and performance trends.  Callers wishing to participate may call toll-free by dialing 888-317-6016.  The number for international participants is 412-317-6016.  The conference ID number is 10038650.  Participants can also listen to the live audio webcast through the Investor Relations section of www.SCBTonline.com.  A replay will be available beginning January 28th by 2:00 p.m. ET until 9:00 a.m. on February 12th.  To listen to the replay, dial 877-344-7529 or 412-317-0088.  The pass code is 10038650.

***************

First Financial Holdings, Inc., (SCBT) Columbia, South Carolina is a registered bank holding company incorporated under the laws of South Carolina.  The Company consists of SCBT, the Bank and the following divisions:  NCBT, Community Bank & Trust, The Savannah Bank, and First Federal.  The Bank also operates Minis & Co., Inc. and First Southeast 401k Fiduciaries, both wholly owned registered investment advisors; and First Southeast Investor Services, a wholly owned broker dealer.  Providing financial services for over 80 years, First Financial Holdings, Inc. operates 141 locations in 19 South Carolina counties, 12 Georgia counties, and 4 North Carolina counties.  First Financial Holdings, Inc. has assets of approximately $7.9 billion and its stock is traded under the symbol SCBT in the NASDAQ Global Select Market.  More information can be found at www.SCBTonline.com.

Non-GAAP Measures

Statements included in this press release include non-GAAP measures and should be read along with the accompanying tables which provide a reconciliation of non-GAAP measures to GAAP measures.  Management believes that these non-GAAP measures provide additional useful information.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.

Cautionary Statement Regarding Forward Looking Statements

Statements included in this report which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934.   Forward looking statements generally include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.   The Company cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results.  Such risks and uncertainties, include, among others, the following possibilities: (1) the outcome of any legal proceedings instituted against the Company; (2) credit risks associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed under the terms of any loan-related document; (3) interest risk involving the effect of a change in interest rates on the bank’s earnings, the market value of the bank’s loan and securities portfolios, and the market value of the Company’s equity; (4) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (5) risks associated with an anticipated increase in the Company’s investment securities portfolio, including risks associated with acquiring and holding investment securities or potentially determining that the amount of investment securities the Company desires to acquire are not available on terms acceptable to the Company; (6) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (7) transaction risk arising from problems with service or product delivery; (8) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (9) regulatory change risk resulting from new laws, rules, regulations, accounting principles, proscribed practices or ethical standards, including, without limitation, increased capital requirements (including, without limitation, the impact of the capital rules adopted to implement Basel III), Consumer Financial Protection Bureau rules and regulations, and potential changes in accounting principles relating to loan loss recognition; (10) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (11) reputation risk that adversely affects earnings or capital arising from negative public opinion; (12) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (13) cybersecurity risk related to our dependence on internal computer systems and the technology of outside service providers, as well as the potential impacts of third-party security breaches,  subjects the company to potential business disruptions or financial losses resulting from deliberate attacks or unintentional events; (14) economic downturn risk potentially resulting in deterioration in the credit markets, greater than expected non-interest expenses, excessive loan losses and other negative consequences, which risks could be exacerbated by potential negative economic developments resulting from federal spending cuts and/or one or more federal budget-related impasses or actions; (15) greater than expected noninterest expenses; (16) excessive loan losses; (17) failure to realize synergies and other financial benefits from, and to limit liabilities associates with, mergers and acquisitions, including, without limitation, mergers with The Savannah Bancorp, Inc. (“Savannah”) and First Financial Holdings, Inc. (“FFCH”), within the expected time frame; (18) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with merger and acquisition integration, including, without limitation, with respect to Savannah and FFCH, and including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters; (19) the risks of fluctuations in market prices for Company common stock that may or may not reflect economic condition or performance of the Company; (20) the payment of dividends on Company common stock is subject to regulatory supervision as well as the discretion of the board of directors of the Company, the Company’s performance and other factors; and (21) other risks and uncertainties disclosed in the Company’s most recent Annual Report on Form 10-K filed with the SEC or disclosed in documents filed or furnished by the Company with or to the SEC after the filing of such Annual report on Form 10-K, any of which could cause actual results to differ materially from future results expressed, implied or otherwise anticipated by such forward looking statements.  The Company undertakes no obligation to update or otherwise revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

First Financial Holdings, Inc.

(Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended					Fourth Quarter	Twelve Months Ended December 31,		YTD
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	2013 - 2012 % Change	2013	2012	2013 - 2012 % Change
EARNINGS SUMMARY (non tax equivalent)
Interest income	$88,748	$83,808	$57,530	$56,169	$50,263	76.6%	$286,255	$187,488	52.7%
Interest expense	4,359	4,029	2,246	2,368	2,351	85.4%	13,002	11,094	17.2%
Net interest income	84,389	79,779	55,284	53,801	47,912	76.1%	273,253	176,394	54.9%
Provision for loan losses (1)	(12)	659	179	1,060	2,211	-100.5%	1,886	13,619	-86.2%
Noninterest income	20,683	15,157	8,485	9,523	10,900	89.8%	53,848	41,283	30.4%
Noninterest expense	83,896	75,419	44,885	46,441	48,139	74.3%	250,641	158,898	57.7%
Income before provision for income taxes	21,188	18,858	18,705	15,823	8,462	150.4%	74,574	45,160	65.1%
Provision for income taxes	7,204	6,804	6,173	5,174	2,552	182.3%	25,355	15,128	67.6%
Net income	13,984	12,054	12,532	10,649	5,910	136.6%	49,219	30,032	63.9%
Preferred stock dividends	812	542	—	—	—		1,354	—
Net income available to common shareholders (GAAP)	$13,172	$11,512	$12,532	$10,649	$5,910	122.9%	$47,865	$30,032	59.4%

Effective tax rate	34.00%	36.08%	33.00%	32.70%	30.16%		34.00%	33.50%

Basic weighted-average common shares	23,825,636	21,893,528	16,790,167	16,787,487	15,320,472	55.5%	19,865,674	14,698,236	35.2%
Diluted weighted-average common shares	24,079,350	22,127,979	16,989,818	16,954,039	15,446,778	55.9%	20,077,108	14,795,722	35.7%

Earnings per common share - Basic	$0.55	$0.53	$0.75	$0.63	$0.39	41.0%	$2.41	$2.04	18.1%
Earnings per common share - Diluted	0.55	0.52	0.74	0.63	0.38	44.7%	2.38	2.03	17.2%

Cash dividends declared per common share	$0.19	$0.19	$0.18	$0.18	$0.18	5.6%	$0.74	$0.69	7.2%
Dividend payout ratio (2)	34.74%	39.71%	24.46%	28.75%	46.07%	-24.6%	31.91%	34.11%	-6.4%

Operating Earnings (non-GAAP) (3)
Net income (GAAP)	$13,984	$12,054	$12,532	$10,649	$5,910	136.6%	$49,219	$30,032	63.9%
Securities (gains) losses, net of tax	—	—	—	—	(89)		—	(130)
Merger and conversion related expense, net of tax	6,147	7,326	576	1,321	5,274	16.6%	15,679	7,018
Net operating earnings (loss) (non-GAAP)	20,131	19,380	13,108	11,970	11,095	81.4%	64,898	36,920	75.8%
Preferred stock dividends	812	542	—	—	—		1,354	—
Net operating earnings (loss) available to common shareholders (non-GAAP)	$19,319	$18,838	$13,108	$11,970	$11,095	74.1%	$63,544	$36,920	72.1%

Operating earnings (loss) per common share - Basic	$0.81	$0.86	$0.78	$0.71	$0.72	12.5%	$3.20	$2.50	28.0%
Operating earnings (loss) per common share - Diluted	0.80	0.85	0.77	0.71	0.72	11.1%	3.16	2.49	26.9%

	AVERAGE for Quarter Ended					Fourth Quarter	AVERAGE for Twelve Months		YTD
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	2013 - 2012 % Change	December 31, 2013	December 31, 2012	2013 - 2012 % Change
BALANCE SHEET HIGHLIGHTS
Loans held for sale	$35,673	$53,204	$40,040	$51,216	$60,183	-40.7%	$45,015	$45,112	-0.2%
Acquired loans, net of allowance for acquired loan losses	2,883,309	2,427,583	927,520	997,010	581,619	395.7%	1,813,425	481,476	276.6%
Non-acquired loans	2,793,522	2,698,580	2,629,897	2,576,545	2,529,725	10.4%	2,677,450	2,484,996	7.7%
Total loans (1)	5,676,831	5,126,163	3,557,417	3,573,555	3,111,344	82.5%	4,490,875	2,966,472	51.4%
FDIC receivable for loss share agreements	105,554	116,849	114,724	139,172	162,580	-35.1%	118,977	205,460	-42.1%
Total investment securities	699,592	656,658	527,926	553,214	510,503	37.0%	610,252	451,583	35.1%
Intangible assets	379,878	308,730	123,881	125,257	87,372	334.8%	235,337	80,072	193.9%
Earning assets	6,880,973	6,254,128	4,496,341	4,489,187	3,967,363	73.4%	5,538,555	3,703,277	49.6%
Total assets	7,977,605	7,214,418	5,069,993	5,117,003	4,517,054	76.6%	6,354,974	4,276,257	48.6%
Noninterest-bearing deposits	1,510,734	1,359,137	1,023,668	969,400	884,593	70.8%	1,215,052	798,849	52.1%
Interest-bearing deposits	5,098,095	4,626,023	3,150,909	3,236,610	2,853,420	78.7%	4,037,194	2,758,712	46.3%
Total deposits	6,608,829	5,985,160	4,174,577	4,206,010	3,738,013	76.8%	5,252,246	3,557,561	47.6%
Federal funds purchased and repurchase agreements	229,382	251,551	297,025	319,602	248,225	-7.6%	274,080	229,249	19.6%
Other borrowings	101,948	93,849	54,461	54,713	47,443	114.9%	76,421	46,509	64.3%
Shareholders’ common equity (excludes preferred stock)	914,336	790,554	517,141	511,392	450,305	103.0%	684,753	419,601	63.2%
Shareholders’ equity	979,336	837,185	517,141	511,392	450,305	117.5%	712,890	419,814	69.8%

First Financial Holdings, Inc.

(Unaudited)

(Dollars in thousands)

						Fourth
	ENDING Balance					Quarter
	December 31,	September 30,	June 30,	March 31,	December 31,	2013 - 2012
	2013	2013	2013	2013	2012	% Change
BALANCE SHEET HIGHLIGHTS
Loans held for sale	$30,586	$52,467	$47,980	$50,449	$65,279	-53.1%
Acquired loans (13)	2,825,749	2,994,222	904,704	979,583	1,059,828	166.6%
Non-acquired loans	2,865,216	2,741,242	2,665,595	2,604,298	2,571,003	11.4%
Total loans (1)	5,690,965	5,735,464	3,570,299	3,583,881	3,630,831	56.7%
FDIC receivable for loss share agreements	93,947	115,773	104,048	124,340	146,171	-35.7%
Total investment securities	812,603	652,610	531,579	533,255	560,591	45.0%
Intangible assets	377,737	381,375	123,352	124,668	125,801	200.3%
Allowance for acquired loan losses (13)	(11,618)	(12,260)	(14,461)	(15,605)	(17,218)	-32.5%
Allowance for non-acquired loan losses (1)	(34,331)	(36,145)	(38,625)	(41,669)	(44,378)	-22.6%
Premises and equipment	188,114	184,959	109,794	110,792	115,583	62.8%
Total assets	7,937,911	8,028,441	5,043,078	5,141,929	5,136,446	54.5%
Noninterest-bearing deposits	1,487,798	1,481,791	1,046,537	1,002,662	982,046	51.5%
Interest-bearing deposits	5,067,699	5,181,315	3,136,432	3,216,694	3,316,397	52.8%
Total deposits	6,555,497	6,663,106	4,182,969	4,219,356	4,298,443	52.5%
Federal funds purchased and repurchase agreements	211,401	233,792	262,447	328,701	238,621	-11.4%
Other borrowings	102,060	101,347	54,372	54,638	54,897	85.9%
Total liabilities	6,956,441	7,058,415	4,526,486	4,627,718	4,628,897	50.3%
Shareholders’ common equity (excludes preferred stock)	916,470	905,026	516,592	514,211	507,549	80.6%
Shareholders’ equity	981,470	970,026	516,592	514,211	507,549	93.4%

Common shares issued and outstanding	24,104,124	24,066,545	17,032,061	17,017,904	16,937,464	42.3%

						Fourth
	ENDING Balance					Quarter
	December 31,	September 30,	June 30,	March 31,	December 31,	2013 - 2012
	2013	2013	2013	2013	2012	% Change
NONPERFORMING ASSETS (ENDING BALANCE) (7)
Non-acquired
Non-acquired nonaccrual loans	$31,333	$38,631	$40,854	$42,945	$48,387	-35.2%
Restructured loans	10,690	10,837	11,689	13,636	13,151	-18.7%
Non-acquired other real estate owned (“OREO”)	13,456	16,555	15,950	19,680	19,069	-29.4%
Accruing loans past due 90 days or more	258	122	198	121	500	-48.4%
Other nonperforming assets	—	—	—	—	—
Total non-acquired nonperforming assets	55,737	66,145	68,691	76,382	81,107	-31.3%
ASC Topic 310-20 Acquired Loans
Acquired nonaccrual loans	—	—	—	—	—
Acquired accruing loans past due 90 days or more	—	—	—	—	—
Total ASC Topic 310-20 acquired loans	—	—	—	—	—
ASC Topic 310-30 Acquired Loans (7)
Acquired nonaccrual loans	—	—	—	—	—
Total ASC Topic 310-30 acquired loans	—	—	—	—	—
Acquired OREO and other nonperforming assets
OREO covered under FDIC loss share agreements	27,520	40,543	35,142	34,244	34,257	-19.7%
OREO not covered under FDIC loss share agreements	23,941	18,775	17,536	16,766	13,179	81.7%
Other nonperforming assets	943	718	—	26	44
Total acquired OREO and other nonperforming assets	52,404	60,036	52,678	51,036	47,480	10.4%
Total acquired nonperforming assets	52,404	60,036	52,678	51,036	47,480	10.4%
Total nonperforming assets	$108,141	$126,181	$121,369	$127,418	$128,587	-15.9%

Excluding Acquired Assets
NPLs as a percentage of period end non-acquired loans	1.48%	1.81%	1.98%	2.18%	2.41%
Total nonperforming assets as a percentage of total non-acquired loans and repossessed assets (1) (4)	1.94%	2.40%	2.56%	2.91%	3.13%
Total nonperforming assets as a percentage of total assets (5)	0.70%	0.82%	1.36%	1.49%	1.58%
Including Acquired Assets
NPLs as a percentage of period end loans	0.74%	0.86%	1.47%	1.58%	1.70%
Total nonperforming assets as a percentage of total loans and repossessed assets (1) (4)	1.88%	2.16%	3.32%	3.47%	3.46%
Total nonperforming assets as a percentage of total assets	1.36%	1.57%	2.41%	2.48%	2.50%

First Financial Holdings, Inc.

(Unaudited)

(Dollars in thousands)

						Fourth
	ENDING Balance					Quarter
	December 31,	September 30,	June 30,	March 31,	December 31,	2013 - 2012
	2013	2013	2013	2013	2012	% Change
OTHER ASSET QUALITY INFORMATION
Classified Assets (Ending Balance) (11)
Classified non-acquired loans	$82,593	$94,820	$107,671	$121,222	$124,133	-33.5%
OREO and other nonperforming assets	13,456	16,555	15,950	19,680	19,069	-29.4%
Total classified assets	$96,049	$111,375	$123,621	$140,902	$143,202	-32.9%

Tier 1 capital and non-acquired allowance for loan losses	$737,735	$725,471	$494,562	$484,744	$477,686	54.4%
Classified assets as a percentage of Tier 1 capital and non-acquired allowance for loan losses	13.02%	15.35%	25.00%	29.07%	29.98%

Non-acquired Loans 30-89 Day Past Due	$7,238	$8,543	$10,957	$7,199	$7,189	0.7%

						Fourth
	Quarter Ended					Quarter	Twelve Months Ended		YTD
	December 31,	September 30,	June 30,	March 31,	December 31,	2013 - 2012	December 31,	December 31,	2013 - 2012
	2013	2013	2013	2013	2012	% Change	2013	2012	% Change
ALLOWANCE FOR LOAN LOSSES (1)
Non-acquired Loans:
Balance at beginning of period	$36,145	$38,625	$41,669	$44,378	$46,439	-22.2%	$44,378	$49,367	-10.1%
Loans charged off	(2,778)	(3,815)	(2,827)	(4,148)	(4,291)	-35.3%	(13,568)	(20,255)	-33.0%
Overdrafts charged off	(389)	(479)	(393)	(459)	(446)	-12.8%	(1,720)	(1,675)	2.7%
Loan recoveries	1,215	1,095	436	826	550	120.9%	3,572	3,155	13.2%
Overdraft recoveries	138	154	140	219	131	5.3%	651	601	8.3%
Net charge-offs	(1,814)	(3,045)	(2,644)	(3,562)	(4,056)	-55.3%	(11,065)	(18,174)	-39.1%
Provision for loan losses on non-acquired loans	—	565	(400)	853	1,995	-100.0%	1,018	13,185	-92.3%
Balance at end of period, non-acquired loans	$34,331	$36,145	$38,625	$41,669	$44,378	-22.6%	$34,331	$44,378	-22.6%

Allowance for non-acquired loan losses as a percentage of non-acquired loans (1)	1.20%	1.32%	1.45%	1.60%	1.73%		1.20%	1.73%
Allowance for non-acquired loan losses as a percentage of non-acquired nonperforming loans	81.20%	72.89%	73.23%	73.49%	71.53%		81.20%	71.53%
Net charge-offs on non-acquired loans as a percentage of average non-acquired loans (annualized) (1)	0.26%	0.45%	0.40%	0.56%	0.64%		0.41%	0.73%

DAY 2 VALUATION ALLOWANCE ON ACQUIRED LOANS (13)
Balance at beginning of period	$12,260	$14,461	$15,605	$17,218	$17,421		$17,218	$23,607
Provision for loan losses on acquired loans:
Provision for loan losses before benefit attributable to FDIC loss share agreements	73	(456)	320	(855)	994		(918)	512
Benefit attributable to FDIC loss share agreements	(85)	550	259	1,062	(778)		1,786	(78)
Net provision for loan losses on acquired loans	(12)	94	579	207	216		868	434
Provision for loan losses recorded through the FDIC loss share receivable	85	(550)	(259)	(1,062)	778		(1,786)	78
Reduction due to loan removals (12)	(715)	(1,745)	(1,464)	(758)	(1,197)		(4,682)	(6,901)
Balance at end of period, ASC Topic 310-30 acquired loans	$11,618	$12,260	$14,461	$15,605	$17,218		$11,618	$17,218

First Financial Holdings, Inc.

(Unaudited)

(Dollars in thousands, except per share data)

						Fourth
	ENDING Balance					Quarter
	December 31,	September 30,	June 30,	March 31,	December 31,	2013 - 2012
	2013	2013	2013	2013	2012	% Change
LOAN PORTFOLIO (ENDING balance) (1)
Acquired loans:
Acquired covered loans:
Commercial non-owner occupied real estate:
Construction and land development	$43,396	$50,582	$31,647	$36,941	$40,358	7.5%
Commercial non-owner occupied	53,525	62,985	42,945	47,594	53,514	0.0%
Total commercial non-owner occupied real estate	96,921	113,567	74,592	84,535	93,872	3.2%
Consumer real estate:
Consumer owner occupied	38,946	41,379	39,005	41,879	45,943	-15.2%
Home equity loans	35,884	37,943	20,857	21,370	22,066	62.6%
Total consumer real estate	74,830	79,322	59,862	63,249	68,009	10.0%
Commercial owner occupied real estate	88,722	93,309	41,401	43,395	50,189	76.8%
Commercial and industrial	14,475	16,596	9,454	10,742	12,421	16.5%
Other income producing property	31,739	37,543	34,941	37,366	40,674	-22.0%
Consumer non real estate	1,878	2,322	1,696	2,107	2,649	-29.1%
Total acquired covered loans	308,565	342,659	221,946	241,394	267,814	15.2%
Acquired non-covered loans:
Commercial non-owner occupied real estate:
Construction and land development	129,289	134,342	72,453	82,885	97,316	32.9%
Commercial non-owner occupied	226,530	245,046	158,100	169,504	177,278	27.8%
Total commercial non-owner occupied real estate	355,819	379,388	230,553	252,389	274,594	29.6%
Consumer real estate:
Consumer owner occupied	974,392	1,013,022	90,258	98,117	102,683	848.9%
Home equity loans	335,241	349,517	70,903	75,039	77,896	330.4%
Total consumer real estate	1,309,633	1,362,539	161,161	173,156	180,579	625.2%
Commercial owner occupied real estate	211,030	230,849	124,312	132,851	139,007	51.8%
Commercial and industrial	98,046	111,135	61,237	64,913	73,446	33.5%
Other income producing property	171,544	183,996	97,747	106,019	113,460	51.2%
Consumer non real estate	371,112	383,656	7,748	8,861	10,928	3296.0%
Total acquired non-covered loans	2,517,184	2,651,563	682,758	738,189	792,014	217.8%
Total acquired loans	2,825,749	2,994,222	904,704	979,583	1,059,828	166.6%
Non-acquired loans:
Commercial non-owner occupied real estate:
Construction and land development	299,951	288,199	285,370	273,488	273,420	9.7%
Commercial non-owner occupied	291,170	282,678	298,769	298,707	290,071	0.4%
Total commercial non-owner occupied real estate	591,121	570,877	584,139	572,195	563,491	4.9%
Consumer real estate:
Consumer owner occupied	548,170	498,734	460,434	443,134	434,503	26.2%
Home equity loans	257,139	255,291	250,988	249,356	255,284	0.7%
Total consumer real estate	805,309	754,025	711,422	692,490	689,787	16.7%
Commercial owner occupied real estate	833,513	814,259	802,125	796,139	784,152	6.3%
Commercial and industrial	321,824	301,845	294,580	291,308	279,763	15.0%
Other income producing property	143,204	140,024	136,957	131,776	133,713	7.1%
Consumer non real estate	136,410	116,312	104,239	93,997	86,934	56.9%
Other	33,835	43,900	32,133	26,393	33,163	2.0%
Total non-acquired loans	2,865,216	2,741,242	2,665,595	2,604,298	2,571,003	11.4%
Total loans (net of unearned income) (1)	$5,690,965	$5,735,464	$3,570,299	$3,583,881	$3,630,831	56.7%

Loans held for sale	$30,586	$52,467	$47,980	$50,449	$65,279	-53.1%

First Financial Holdings, Inc.

(Unaudited)

(Dollars in thousands, except per share data)

	Quarter Ended					Twelve Months Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
SELECTED RATIOS

Return on average assets (annualized)	0.70%	0.66%	0.99%	0.84%	0.52%	0.77%	0.70%

Operating return on average assets (annualized) (non-GAAP) (3)	1.00%	1.07%	1.04%	0.95%	0.98%	1.02%	0.86%

Return on average common equity (annualized)	5.72%	5.78%	9.72%	8.45%	5.22%	6.99%	7.16%

Return on average equity (annualized)	5.67%	5.71%	9.72%	8.45%	5.22%	6.90%	7.15%

Operating return on average common equity (annualized) (non-GAAP) (3)	8.38%	9.45%	10.17%	9.49%	9.80%	9.28%	8.80%

Operating return on average equity (annualized) (non-GAAP) (3)	8.16%	9.18%	10.17%	9.49%	9.80%	9.10%	8.79%

Return on average common tangible equity (annualized) (non-GAAP) (10)	10.90%	10.39%	13.48%	11.92%	6.91%	11.54%	9.27%

Operating return on average tangible common equity (annualized) (non-GAAP) (10)	15.46%	16.43%	14.07%	13.30%	12.59%	15.03%	11.30%

Return on average tangible equity (annualized) (non-GAAP) (10)	10.25%	9.88%	13.48%	11.92%	6.91%	11.15%	9.26%

Net interest margin (tax equivalent)	4.91%	5.11%	5.01%	4.94%	4.88%	4.99%	4.83%

Efficiency ratio (tax equivalent)	79.22%	78.74%	69.49%	72.37%	80.95%	75.85%	72.20%

Operating efficiency ratio excluding OREO expense	66.30%	64.27%	63.79%	64.47%	62.84%	64.79%	62.10%

Book value per common share	$40.72	$40.31	$30.33	$30.22	$29.97

Tangible common equity per common share (non-GAAP) (10)	$22.35	$21.76	$23.09	$22.89	$22.54

Common shares issued and outstanding	24,104,124	24,066,545	17,032,061	17,017,904	16,937,464

Common equity-to-assets	11.55%	11.27%	10.24%	10.00%	9.88%

Equity-to-assets	12.36%	12.08%	10.24%	10.00%	9.88%

Tangible common equity-to-tangible assets (non-GAAP) (10)	7.13%	6.85%	7.99%	7.76%	7.62%

Tangible equity-to-tangible assets (non-GAAP) (10)	7.99%	7.70%	7.99%	7.76%	7.62%

Tier 1 leverage (9)	9.1%	10.0%	9.2%	8.8%	9.8%

Tier 1 risk-based capital (9)	13.4%	13.1%	13.6%	13.2%	12.7%

Total risk-based capital (9)	14.3%	14.4%	14.8%	14.4%	13.9%

First Financial Holdings, Inc.

(Unaudited)

(Dollars in thousands, except per share data)

	Quarter Ended						Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,		December 31,	December 31,
	2013	2013	2013	2013	2012		2013	2012

RECONCILIATION OF NON-GAAP TO GAAP

Pre-tax, Pre-provision Operating Earnings (6)
Net income (GAAP)	$13,984	$12,054	$12,532	$10,649	$5,910	136.6%	$49,219	$30,032	63.9%
Provision for loan losses (1)	(12)	659	179	1,060	2,211	-100.5%	1,886	13,619	-86.2%
Provision for income taxes	7,204	6,804	6,173	5,174	2,552	182.3%	25,355	15,128	67.6%
Pre-tax, pre-provision income	21,176	19,517	18,884	16,883	10,673	98.4%	76,460	58,779	30.1%
Securities gains	—	—	—	—	(128)		—	(189)
Merger and conversion related expense	9,314	10,397	860	1,963	7,552		22,784	10,214
Pre-tax, pre-provision operating earnings (non-GAAP)	$30,490	$29,914	$19,744	$18,846	$18,097	68.5%	$99,244	$68,804	44.2%

Operating Return of Average Assets (3)
Operating return on average assets (non-GAAP)	1.00%	1.07%	1.04%	0.95%	0.98%		1.02%	0.86%
Effect to adjust for securities gains (losses)	0.00%	0.00%	0.00%	0.00%	0.01%		0.00%	0.00%
Effect to adjust for merger and conversion related expenses	-0.30%	-0.41%	-0.05%	-0.11%	-0.47%		-0.25%	-0.16%
Return on average assets (GAAP)	0.70%	0.66%	0.99%	0.84%	0.52%		0.77%	0.70%

Operating Return of Average Common Equity (3)
Operating return on average equity (non-GAAP)	8.38%	9.45%	10.17%	9.49%	9.80%		9.28%	8.80%
Effect to adjust for securities gains (losses)	0.00%	0.00%	0.00%	0.00%	0.08%		0.00%	0.03%
Effect to adjust for merger and conversion related expenses	-2.66%	-3.67%	-0.45%	-1.04%	-4.66%		-2.29%	-1.67%
Return on average common equity (GAAP)	5.72%	5.78%	9.72%	8.45%	5.22%		6.99%	7.16%

Operating Return of Average Equity (3)
Operating return on average equity (non-GAAP)	8.16%	9.18%	10.17%	9.49%	9.80%		9.10%	8.79%
Effect to adjust for securities gains (losses)	0.00%	0.00%	0.00%	0.00%	0.08%		0.00%	0.03%
Effect to adjust for merger and conversion related expenses	-2.49%	-3.47%	-0.45%	-1.04%	-4.66%		-2.20%	-1.67%
Return on average equity (GAAP)	5.67%	5.71%	9.72%	8.45%	5.22%		6.90%	7.15%

Return on Average Common Tangible Equity
Return on average common tangible equity (non-GAAP)	10.90%	10.39%	13.48%	11.92%	6.91%		11.54%	9.27%
Effect to adjust for tangible assets	-5.18%	-4.61%	-3.76%	-3.47%	-1.69%		-4.55%	-2.11%
Return on average common equity (GAAP)	5.72%	5.78%	9.72%	8.45%	5.22%		6.99%	7.16%

Operating Return on Average Common Tangible Equity
Operating return on average common tangible equity (non-GAAP)	15.46%	16.43%	14.07%	13.30%	12.59%		15.03%	11.30%
Effect to adjust for securities gains (losses)	0.00%	0.00%	0.00%	0.00%	0.08%		0.00%	0.03%
Effect to adjust for merger and conversion related expenses	-2.67%	-3.68%	-0.45%	-1.05%	-4.66%		-2.29%	-1.67%
Effect to adjust for tangible assets	-7.07%	-6.97%	-3.90%	-3.80%	-2.79%		-5.75%	-2.50%
Return on average common equity (GAAP)	5.72%	5.78%	9.72%	8.45%	5.22%		6.99%	7.16%

Return on Average Tangible Equity (10)
Return on average tangible equity (non-GAAP)	10.25%	9.88%	13.48%	11.92%	6.91%		11.15%	9.26%
Effect to adjust for intangible assets	-4.58%	-4.17%	-3.76%	-3.47%	-1.69%		-4.25%	-2.11%
Return on average equity (GAAP)	5.67%	5.71%	9.72%	8.45%	5.22%		6.90%	7.15%

Operating efficiency ratio excluding OREO expense
Operating efficiency ratio excluding OREO expense	66.30%	64.27%	63.79%	64.47%	62.84%		64.79%	62.10%
Effect to adjust for OREO and loan related expense	4.14%	3.68%	4.37%	4.84%	5.41%		4.16%	5.46%
Effect to adjust for merger and conversion expenses	8.75%	11.05%	1.33%	3.06%	12.70%		6.81%	4.64%
Efficiency ratio (Tax Equivalent)	79.22%	78.74%	69.49%	72.37%	80.95%		75.85%	72.20%

Tangible Book Value Per Common Share (10)
Tangible book value per common share (non-GAAP)	$22.35	$21.76	$23.09	$22.89	$22.54
Effect to adjust for intangible assets	18.37	18.55	7.24	7.33	7.43
Book value per common share (GAAP)	$40.72	$40.31	$30.33	$30.22	$29.97

Tangible Common Equity-to-Tangible Assets
Tangible common equity-to-tangible assets (non-GAAP)	7.13%	6.85%	7.99%	7.76%	7.62%
Effect to adjust for tangible assets	4.42%	4.42%	2.25%	2.24%	2.26%
Common equity-to-assets (GAAP)	11.55%	11.27%	10.24%	10.00%	9.88%

Tangible Equity-to-Tangible Assets (10)
Tangible equity-to-tangible assets (non-GAAP)	7.99%	7.70%	7.99%	7.76%	7.62%
Effect to adjust for intangible assets	4.37%	4.38%	2.25%	2.24%	2.26%
Equity-to-assets (GAAP)	12.36%	12.08%	10.24%	10.00%	9.88%

First Financial Holdings, Inc.

(Unaudited)

(Dollars in thousands)

	Three Months Ended
	December 31, 2013			December 31, 2012
	Average	Interest	Average	Average	Interest	Average
YIELD ANALYSIS	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$469,382	$541	0.46%	285,331	$384	0.54%
Investment securities (taxable)	548,725	3,392	2.45%	353,788	1,947	2.19%
Investment securities (tax-exempt)	150,867	1,191	3.13%	156,715	1,201	3.05%
Loans held for sale	35,673	357	3.97%	60,183	492	3.25%
Acquired loans, net of allowance for acquired loan losses	2,883,309	52,296	7.20%	581,619	16,677	11.41%
Non-acquired loans (1)	2,793,522	30,971	4.40%	2,529,725	29,562	4.65%
Total interest-earning assets	6,881,478	88,748	5.12%	3,967,361	50,263	5.04%

Noninterest-Earning Assets:
Cash and due from banks	160,995			92,044
Other assets	971,542			504,429
Allowance for non-acquired loan losses	(36,410)			(46,780)
Total noninterest-earning assets	1,096,127			549,693
Total Assets	$7,977,605			$4,517,054

Interest-Bearing Liabilities:
Transaction and money market accounts	$2,860,330	$889	0.12%	$1,626,511	$557	0.14%
Savings deposits	647,971	121	0.07%	317,810	90	0.11%
Certificates and other time deposits	1,589,784	1,736	0.43%	909,170	1,042	0.46%
Federal funds purchased and repurchase agreements	229,382	82	0.14%	248,225	109	0.17%
Other borrowings	101,948	1,531	5.96%	47,443	554	4.65%
Total interest-bearing liabilities	5,429,415	4,359	0.32%	3,149,159	2,352	0.30%

Noninterest-Bearing Liabilities:
Demand deposits	1,510,734			884,522
Other liabilities	58,120			33,068
Total noninterest-bearing liabilities (“Non-IBL”)	1,568,854			917,590
Shareholders’ equity	979,336			450,305
Total Non-IBL and shareholders’ equity	2,548,190			1,367,895
Total liabilities and shareholders’ equity	$7,977,605			$4,517,054

Net interest income and margin (NON-TAX EQUIV.)		$84,389	4.87%		$47,911	4.80%
Net interest margin (TAX EQUIVALENT)			4.91%			4.88%

First Financial Holdings, Inc.

(Unaudited)

(Dollars in thousands)

	Twelve Months Ended
	December 31, 2013			December 31, 2012
	Average	Interest	Average	Average	Interest	Average
YIELD ANALYSIS	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$392,915	$1,906	0.49%	$240,113	$1,157	0.48%
Investment securities (taxable)	458,344	11,073	2.42%	325,169	7,577	2.33%
Investment securities (tax-exempt)	151,908	4,773	3.14%	126,414	3,947	3.12%
Loans held for sale	45,015	1,620	3.60%	45,112	1,581	3.50%
Acquired loans, net of allowance for acquired loan losses	1,813,425	148,374	8.18%	481,476	53,661	11.15%
Non-acquired loans (1)	2,677,450	118,509	4.43%	2,484,996	119,565	4.81%
Total interest-earning assets	5,539,057	286,255	5.17%	3,703,280	187,488	5.06%

Noninterest-Earning Assets:
Cash and due from banks	125,653			89,716
Other assets	730,456			531,023
Allowance for non-acquired loan losses	(40,192)			(47,762)
Total noninterest-earning assets	815,917			572,977
Total Assets	$6,354,974			$4,276,257

Interest-Bearing Liabilities:
Transaction and money market accounts	$2,280,055	$2,897	0.13%	$1,538,800	$3,116	0.20%
Savings deposits	479,367	398	0.08%	297,498	479	0.16%
Certificates and other time deposits	1,277,772	5,172	0.40%	922,450	4,828	0.52%
Federal funds purchased and repurchase agreements	274,080	426	0.16%	229,249	451	0.20%
Other borrowings	76,421	4,109	5.38%	46,509	2,219	4.77%
Total interest-bearing liabilities	4,387,695	13,002	0.30%	3,034,506	11,093	0.37%

Noninterest-Bearing Liabilities:
Demand deposits	1,215,052			798,814
Other liabilities	39,337			23,123
Total noninterest-bearing liabilities (“Non-IBL”)	1,254,389			821,937
Shareholders’ equity	712,890			419,814
Total Non-IBL and shareholders’ equity	1,967,279			1,241,751
Total liabilities and shareholders’ equity	$6,354,974			$4,276,257

Net interest income and margin (NON-TAX EQUIV.)		$273,253	4.93%		$176,395	4.76%
Net interest margin (TAX EQUIVALENT)			4.99%			4.83%

First Financial Holdings, Inc.

(Unaudited)

(Dollars in thousands)

	Three Months Ended					Fourth Quarter	Twelve Months Ended December 31,		YTD
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	2013 - 2012 % Change	2013	2012	2013 - 2012 % Change
NONINTEREST INCOME & EXPENSE
Noninterest income:
Service charges on deposit accounts	$10,098	$8,966	$5,736	$5,761	$6,313	60.0%	30,561	23,815	28.3%
Bankcard services income	7,252	6,493	4,245	3,893	3,665	97.9%	21,883	14,173	54.4%
Mortgage banking income	2,489	1,342	1,922	3,355	4,179	-40.4%	9,108	12,545	-27.4%
Trust and investment services income	4,316	3,593	2,438	2,314	1,744	147.5%	12,661	6,360	99.1%
Securities gains, net (8)	—	—	—	—	128		—	189	-100.0%
Amortization of FDIC indemnification asset	(7,429)	(7,625)	(7,310)	(7,171)	(6,547)	-13.5%	(29,535)	(20,773)	42.2%
Other	3,957	2,388	1,454	1,371	1,418	179.1%	9,170	4,974	84.4%
Total noninterest income	$20,683	$15,157	$8,485	$9,523	$10,900	89.8%	$53,848	$41,283	30.4%

Noninterest expense:
Salaries and employee benefits	$40,634	$34,464	$23,746	$23,252	$21,351	90.3%	$122,096	$76,308	60.0%
Information services expense	4,323	3,827	2,992	3,192	3,060	41.3%	14,334	11,091	29.2%
OREO expense and loan related	4,375	3,461	2,820	3,102	3,221	35.8%	13,758	12,003	14.6%
Net occupancy expense	5,855	5,046	3,272	3,345	2,949	98.5%	17,268	11,608	48.8%
Furniture and equipment expense	3,824	3,523	2,266	2,517	2,340	63.4%	12,130	9,114	33.1%
Merger and conversion related expense	9,314	10,397	860	1,963	7,552	23.3%	22,784	10,214	123.1%
Business development and staff related	1,702	1,186	1,276	1,228	1,017	67.4%	5,392	3,336	61.6%
FDIC assessment and other regulatory charges	1,193	1,521	1,096	1,224	887	34.5%	5,034	3,875	29.9%
Bankcard expense	2,283	1,752	1,236	1,164	985	131.8%	6,435	4,062	58.4%
Amortization of intangibles	2,287	1,738	1,022	1,034	566	304.1%	6,081	2,172	180.0%
Professional fees	1,509	1,377	760	691	673	124.2%	4,337	2,681	61.8%
Advertising and marketing	1,301	1,150	648	842	689	88.8%	3,941	2,735	44.1%
Other	5,296	5,977	2,891	2,887	2,849	85.9%	17,051	9,699	75.8%
Total noninterest expense	$83,896	$75,419	$44,885	$46,441	$48,139	74.3%	$250,641	$158,898	57.7%

Notes:

(1) Loan data excludes mortgage loans held for sale.

(2) The dividend payout ratio is calculated by dividing total dividends paid during the period by the total net income for the same period.

(3) Operating earnings, operating return on average assets, and operating return on average equity are non-GAAP measures and exclude the after-tax effect of gains on acquisitions, gains or losses on sales of securities, OTTI, and merger and conversion related expense.  Management believes that non-GAAP operating measures provide additional useful information that allows readers to evaluate the ongoing performance of the company.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.  Operating earnings and the related operating return measures (non-GAAP) exclude the following from net income (GAAP) on an after-tax basis:  (a) pre-tax merger and conversion related expense of $9,314,000, $10,397,000, $860,000, $1,963,000, and $7,552,000, for the quarters ended December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013, and December 31, 2012, respectively; and (b) pre-tax securities gains of $128,000 for the quarter ended December 31, 2012.

(4) Repossessed assets includes OREO and other nonperforming assets.

(5) Calculated by dividing total non-acquired NPAs by total assets.

(6) Pre-tax, pre-provision operating earnings is a non-GAAP measure and excludes the effect of the provision for loan losses, the provision for income taxes, the gains on acquisitions, gains or losses on sales of securities, OTTI, and merger and conversion related expense.  Management believes that non-GAAP pre-tax, pre-provision operating earnings provides additional useful information that allows readers to evaluate the ongoing performance of the company.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.

(7) ASC Topic 310-30 acquired loans are not included in non-performing assets because the accretion method is being used for these acquired loan pools.

(8) If an other-than-temporary impairment charge was recorded during the quarter, the amount would be reflected in the “securities gains (losses), net” line item.

(9) December 31, 2013 ratios are estimated and may be subject to change pending the final filing of the FR Y-9C; all other periods are presented as filed.  All ratios are rounded down to one decimal point.

(10) The tangible measures are non-GAAP measures and exclude the effect of period end or average balance of intangible assets.  The tangible returns on equity and common equity measures also add back the after-tax amortization of intangibles to GAAP basis net income.  Management believes that these non-GAAP tangible measures provide additional useful information, particularly since these measures are widely used by  industry analysts for companies with prior merger and acquisition activities.  Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company.   Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.  The sections titled “Reconciliation of Non-GAAP to GAAP” provide tables that reconcile non-GAAP measures to GAAP.

(11) Classified asset data excludes acquired assets.

(12) The allowance for acquired loan losses is reduced for any loan removals, which occur when a loan has been fully paid off, fully charged off, sold or transferred to OREO.

(13) During the fourth quarter of 2013, this table reflects a reclass that was included for all periods presented between the acquired allowance for loan losses and acquired loans. There was no impact to the balance sheet, only to the gross carrying value of acquired loans and the acquired allowance for loan losses.

FIRST FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	December 31,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Cash and cash equivalents:
Cash and due from banks	$184,611	$186,196
Interest-bearing deposits with banks	32,632	15,664
Federal funds sold and securities purchased under agreements to resell	262,218	179,004
Total cash and cash equivalents	479,461	380,864
Investment securities:
Securities held to maturity (fair value of $12,891, and $16,553, respectively)	12,426	15,440
Securities available for sale, at fair value	786,791	535,383
Other investments	13,386	9,768
Total investment securities	812,603	560,591
Loans held for sale	30,586	65,279
Loans:
Acquired (covered of $297,627, and $250,596, respectively; non-covered of $2,516,504, and $792,014, respectively), net of allowance for loan losses	2,814,131	1,042,610
Non-acquired	2,865,216	2,571,003
Less allowance for non-acquired loan losses	(34,331)	(44,378)
Loans, net	5,645,016	3,569,235
Goodwill	317,828	100,602
Premises and equipment, net	188,114	115,583
Bank owned life insurance	97,197	42,737
FDIC receivable for loss share agreements	93,947	146,171
Other real estate owned (covered of $27,520, and $34,257, respectively; non-covered of $37,398, and $32,248, respectively)	64,918	66,505
Core deposit and other intangibles	59,908	25,199
Mortgage servicing rights	19,965	—
Other assets	128,368	63,680
Total assets	$7,937,911	$5,136,446

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$1,487,798	$982,046
Interest-bearing	5,067,699	3,316,397
Total deposits	6,555,497	4,298,443
Federal funds purchased and securities sold under agreements to repurchase	211,401	238,621
Other borrowings	102,060	54,897
Other liabilities	87,483	36,936
Total liabilities	6,956,441	4,628,897

Shareholders’ equity:
Preferred stock - $.01 par value; authorized 10,000,000 shares; 65,000, and 0 shares issued and outstanding, respectively	1	—
Common stock - $2.50 par value; authorized 40,000,000 shares; 24,104,124, and 16,937,464 shares issued and outstanding, respectively	60,260	42,344
Surplus	762,355	328,843
Retained earnings	168,577	135,986
Accumulated other comprehensive (loss)	(9,723)	376
Total shareholders’ equity	981,470	507,549
Total liabilities and shareholders’ equity	$7,937,911	$5,136,446

FIRST FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Interest income:
Loans, including fees	$83,624	$46,731	$268,503	$174,807
Investment securities:
Taxable	3,392	1,947	11,073	7,577
Tax-exempt	1,191	1,201	4,773	3,947
Federal funds sold and securities purchased under agreements to resell	541	384	1,906	1,157
Total interest income	88,748	50,263	286,255	187,488
Interest expense:
Deposits	2,746	1,689	8,467	8,424
Federal funds purchased and securities sold under agreements to repurchase	82	109	426	451
Other borrowings	1,531	553	4,109	2,219
Total interest expense	4,359	2,351	13,002	11,094
Net interest income	84,389	47,912	273,253	176,394
Provision for loan losses	(12)	2,211	1,886	13,619
Net interest income after provision for loan losses	84,401	45,701	271,367	162,775
Noninterest income:
Service charges on deposit accounts	10,098	6,313	30,561	23,815
Bankcard services income	7,252	3,665	21,883	14,173
Mortgage banking income	2,489	4,179	9,108	12,545
Trust and investment services income	4,316	1,744	12,661	6,360
Securities gains (losses), net	—	128	—	189
Amortization of FDIC indemnification asset	(7,429)	(6,547)	(29,535)	(20,773)
Other	3,957	1,418	9,170	4,974
Total noninterest income	20,683	10,900	53,848	41,283
Noninterest expense:
Salaries and employee benefits	40,634	21,351	122,096	76,308
Information services expense	4,323	3,060	14,334	11,092
OREO expense and loan related	4,375	3,221	13,758	12,003
Net occupancy expense	5,855	2,949	17,268	11,608
Furniture and equipment expense	3,824	2,340	12,130	9,115
Merger and conversion related expense	9,314	7,552	22,784	10,214
FDIC assessment and other regulatory charges	1,193	887	5,034	3,875
Bankcard expense	2,283	985	6,435	4,062
Amortization of intangibles	2,287	566	6,081	2,172
Professional fees	1,509	673	4,337	2,681
Advertising and marketing	1,301	689	3,941	2,735
Other	6,998	3,866	22,443	13,033
Total noninterest expense	83,896	48,139	250,641	158,898
Earnings:
Income before provision for income taxes	21,188	8,462	74,574	45,160
Provision for income taxes	7,204	2,552	25,355	15,128
Net income	13,984	5,910	49,219	30,032
Preferred stock dividends	812	—	1,354	—
Accretion on preferred stock discount	—	—	—	—
Net income available to common shareholders	$13,172	$5,910	$47,865	$30,032
Earnings per common share:
Basic	$0.55	$0.39	$2.41	$2.04
Diluted	$0.55	$0.38	2.38	2.03
Dividends per common share	$0.19	$0.18	$0.74	$0.69

Weighted-average common shares outstanding:
Basic	23,826	15,320	19,866	14,698
Diluted	24,079	15,447	20,077	14,796